EXHIBIT 3.5 AMENDMENT TO ARTICLES OF INCORPORATION OF HOLDINGS, FILED AUGUST 1, 2001.

GETTY REALTY CORP.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

          FIRST: The charter of Getty Realty Corp., a Maryland corporation (the “Corporation”), is hereby amended by adding new Sections 6.6, 6.7, 6.8 and 6.9 to Article VI and new Articles VII and VIII to read as follows:

          Section 6.6 Restrictions on Common Stock.

                    Section 6.6.1 Common Stock Ownership Limitations.

                              (a) Prior to the Restriction Termination Date:

                                        (i) except as provided in Section 6.6.7, no Person, other than a Conversion Holder, shall Acquire or Beneficially or Constructively Own any shares of Common Stock if, as the result of such Acquisition or Beneficial or Constructive Ownership, such Person shall (a) Beneficially Own shares of Common Stock in excess of the Common Stock Ownership Limit or (b) Constructively Own in excess of 9.9% (by value or number of shares, whichever is more restrictive) of the outstanding Common Stock, provided, however, a Conversion Holder shall be permitted to Acquire or Beneficially Own or Constructively Own shares of Common Stock in excess of the limitation provided herein to the extent that such excess Beneficial or Constructive Ownership was caused by the Conversion of (or the right to convert) Preferred Stock into Common Stock;

                                        (ii) except as provided in Sections 6.6.7 and 6.8.7, no Person, including but not limited to a Conversion Holder, shall (a) Acquire or Beneficially Own shares of Preferred Stock or Common Stock in excess of the Aggregate Stock Ownership Limit or (b) Acquire or Constructively Own in excess of 9.9% (in value) of the aggregate of the outstanding shares of Capital Stock; and

                                        (iii) no Person shall Acquire or Beneficially or Constructively Own shares of Capital Stock to the extent that such Acquisition or Beneficial or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including, but not limited to, an Acquisition or Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

                              (b) If, prior to the Restriction Termination Date, any Transfer or Acquisition of shares of Common Stock (other than a Transfer or Acquisition to which Section 6.6.1(c) applies) (whether or not such Transfer or Acquisition is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Acquiring shares of Common Stock in violation of Section 6.6.1(a), then (i) that number of shares of the Common Stock being Transferred or Acquired that otherwise would cause such Person to violate Section 6.6.1(a) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 6.7, effective as of the close of business on the Business Day prior to the date of such Transfer or Acquisition, and such Person shall acquire no rights in such shares or (ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent any Person from Acquiring or Transferring Common Stock in violation of Section 6.6.1(a), the Transfer or Acquisition of that number of shares of Common Stock that otherwise would cause any Person to violate Section 6.6.1(a) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Common Stock.

                              (c) If, prior to the Restriction Termination Date, a change in the relationship between two or more Persons (“Common Stock Affected Persons”) results in any such Common Stock Affected Persons Beneficially or Constructively Owning shares of Common Stock in violation of Section 6.6.1(a) because of the application of Section 318(a) of the Code (as modified by Section 856(d)(5) of the Code) or Section 544 of the Code (as modified by Section 856(h)(1)(B) of the Code) (a “Common Stock Constructive Ownership Event”), then that number of shares of Common Stock Beneficially or Constructively Owned by the Common Stock Affected Persons (rounded up to the nearest whole share) that otherwise would violate Section 6.6.1(a) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 6.7, effective as of the close of business on the Business Day prior to such Common Stock Constructive Ownership Event, and such Common Stock Affected Person or Persons shall have no rights in such shares.

                              (d) Notwithstanding any other provisions contained herein, prior to the Restriction Termination Date, any Transfer or Acquisition of shares of Common Stock (whether or not such Transfer or Acquisition is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Common Stock.

                              (e) If, prior to the Restriction Termination Date, any Person Beneficially or Constructively Owns any shares of Common Stock in violation of Section 6.6.1(a) (other than as a result of a Transfer or Acquisition to which Section 6.6.1(b) or Section 6.6.1(c) applies), then (i) that number of shares of Common Stock owned by such Person that cause such Person to violate Section 6.6.1(a) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 6.7, effective as of the close of business on the first Business Day of the first taxable year that the Corporation qualifies as a REIT (the “First REIT Taxable Year”), and such Person shall have no rights in such shares as of the first Business Day of the First REIT Taxable Year or (ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent any Person from Beneficially or Constructively Owning Common Stock in violation of Section 6.6.1(a), the ownership of that number of shares of Common Stock, as of the date hereof, that otherwise would cause any Person to violate Section 6.6.1(a) shall be void ab initio, and such Person shall have no rights in such shares of Common Stock as of the first Business Day of the First REIT Taxable Year.

                    Section 6.6.2 Remedies for Breach. If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 6.6.1 or that a Person intends to Acquire or has attempted to Acquire Beneficial or Constructive Ownership of any shares of Common Stock in violation of Section 6.6.1 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers or, in the case of an event other than a Transfer, Beneficial or Constructive Ownership in violation of Section 6.6.1 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

                    Section 6.6.3 Notice of Restricted Transfer. Any Person who Acquires or attempts or intends to Acquire shares of Common Stock in violation of Section 6.6.1 or any Person who is a transferee in a Transfer or is otherwise affected by an event other than a Transfer that results in a violation of Section 6.6.1 shall immediately give written notice to the Corporation of such Acquisition, Transfer or other event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Acquisition, Transfer or attempted, intended or purported Acquisition, Transfer or other event on the Corporation’s status as a REIT.

                    Section 6.6.4 Owners Required To Provide Information. Prior to the Restriction Termination Date:

                              (a) every owner of more than five percent (5%) (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Common Stock shall, within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such owner, the number of shares of Common Stock and other shares of the Common Stock Beneficially or Constructively Owned, and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Corporation’s status as a REIT and to ensure compliance with the Common Stock Ownership Limit; and

                              (b) each Person who is a Beneficial or Constructive Owner of Common Stock and each Person (including the stockholder of record) who is holding Common Stock for a Beneficial or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority to determine such compliance.

                    Section 6.6.5 Remedies Not Limited. Nothing contained in this Section 6.6 shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT.

                    Section 6.6.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 6.6, Section 6.7, or any definition contained in Article VIII, the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this Section 6.6 or Section 6.7 with respect to any situation based on the facts known to it. In the event Section 6.6 or 6.7 requires an action by the Board of Directors of the Corporation, and the Charter fails to provide specific guidance with respect to such action, the Board of Directors of the Corporation shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 6.6 or 6.7 or Article VIII. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), the shares to be affected by the remedies set forth in Section 6.6.1(b), (c) and (e) shall be as follows: (1) if a Person would have (but for the remedies set forth in Section 6.6.1(b), (c) and (e) as applicable) Acquired shares of Common Stock in violation of Section 6.6.1(a), such remedies (as applicable) shall apply first to the shares which, but for such remedies, would have been Acquired and actually owned by such Person, second to shares which, but for such remedies, would have been Acquired by such Person and which would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares based upon the relative value of the shares held by each such Person; and (2) if a Person is in violation of Section 6.6.1(a) as a result of an event other than an Acquisition of shares of Common Stock by such Person, the remedies set forth in Section 6.6.1(b), (c) or (e) (as applicable) shall apply first to shares which are actually owned by such Person and second to shares which are Beneficially or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares based upon the relative value of the shares held by each such Person.

                    Section 6.6.7 Exceptions.

                              (a) Subject to Section 6.6.1(a)(iii), the Board of Directors of the Corporation, in its sole discretion, may exempt a Person from the limitations set forth in Section 6.6.1(a)(i) or (ii), as the case may be, if: (A) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial or Constructive Ownership of such shares of Common Stock will result in the Corporation failing to satisfy the requirement of Section 856(a)(6) of the Code (taking into consideration Section 856(h)(2) of the Code) or otherwise failing to qualify as a REIT; (B) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of an entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Persons as are reasonably necessary to ascertain this fact; and (C) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 6.6.1 through 6.6.6) will result in such Common Stock being automatically transferred to a Trust in accordance with Section 6.6.1. Solely for purposes of clause (B) above, a tenant from whom the

Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors of the Corporation, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT, shall not be treated as a tenant of the Corporation.

                              (b) Prior to granting any exception pursuant to Section 6.6.7(a), the Board of Directors of the Corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

                              (c) Subject to Section 6.6.1(a)(iii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Acquire or Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the limitations set forth in Sections 6.6.1(a)(i) and (ii), but only to the extent necessary to facilitate such public offering or private placement.

                    Section 6.6.8 Legend. Each certificate for shares of Common Stock shall bear substantially the following legend:

“The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person (other than a Conversion Holder with respect to such holder’s conversion rights) may Beneficially Acquire shares of the Corporation’s Common Stock in excess of 5.0% of the number or value, whichever is more restrictive, of the outstanding shares of Common Stock of the Corporation or Constructively Acquire shares of the Corporation’s Common Stock in excess of 9.9% of the number or value, whichever is more restrictive, of the outstanding shares of Common Stock of the Corporation; (ii) no Person may Beneficially Own shares of Capital Stock of the Corporation which has an aggregate value in excess of 5.0% of the value of the total outstanding shares of Capital Stock of the Corporation or Constructively Own shares of Capital Stock of the Corporation which have an aggregate value in excess of 9.9% of the value of the total outstanding shares of Capital Stock of the Corporation; (iii) no Person may Beneficially or Constructively Own Common Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer or Acquire shares of Common Stock if such Transfer or Acquisition would result in the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or

Constructively Owns or attempts to Beneficially or Constructively Own shares of Common Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Common Stock in excess of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Common Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Common Stock on request and without charge.”

          Section 6.7 Transfers of Common Stock in Trust.

                    Section 6.7.1 Ownership in Trust. Upon any purported Transfer, Acquisition, or other event described in Section 6.6.1(b) or (c) that may result in a transfer of shares of Common Stock to a Trust, such shares of Common Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer, Acquisition, or other event that results in a transfer to the Trust pursuant to Section 6.6.1. The Trustee shall be appointed by the Corporation and shall be a Person who is not an Affiliate of the Corporation, any Purported Beneficial Transferee, or any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 6.7.6.

                    Section 6.7.2 Status of Shares Held by the Trustee. Shares of Common Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

                    Section 6.7.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends with respect to shares of Common Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Common Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such shares of Common Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee shall have no voting rights with respect to shares held in the Trust and, subject to applicable law, any vote cast by a Purported Record Transferee prior to the discovery by the Corporation that the shares of Common Stock have been transferred to the Trustee will be rescinded as void and shall be recast in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary.

                    Section 6.7.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Common Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to one or more persons, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 6.6.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 6.7.4. The Purported Record Transferee shall receive the lesser of (1) the price paid by the Purported Record Transferee for the shares or, if the Purported Record Transferee did not give value for the shares (through a gift, devise or other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Common Stock have been transferred to the Trustee, such shares are sold by a Purported Record Transferee then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such shares that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 6.7.4, such excess shall be paid to the Trustee upon demand.

                    Section 6.7.5 Purchase Right in Stock Transferred to the Trustee. Shares of Common Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 6.7.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee.

                    Section 6.7.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Common Stock held in the Trust would not violate the restrictions set forth in Section 6.6.1(a) in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

          Section 6.8 Restrictions on Preferred Stock.

                    Section 6.8.1 Preferred Stock Ownership Limitations.

                              (a) Prior to the Restriction Termination Date:

                                        (i) except as provided in Section 6.8.7, no person shall Acquire or Beneficially or Constructively Own any shares of Preferred Stock if, as the result of such Acquisition or Beneficial or Constructive Ownership, such Person shall (a) Beneficially Own shares of Preferred Stock in excess of the Preferred Stock Ownership Limit or (b) Constructively Own in excess of 9.9% (by value or number of shares, whichever is more restrictive) of any class or series of outstanding Preferred Stock of the Corporation;

                                        (ii) except as provided in Sections 6.6.7 and 6.8.7, no Person shall (a) Acquire or Beneficially Own shares of Preferred Stock or Common Stock in excess of the Aggregate Stock Ownership Limit or (b) Acquire or Constructively Own in excess of 9.9% (in value) of the aggregate outstanding shares of Capital Stock; and

                                        (iii) no Person shall Acquire or Beneficially or Constructively Own shares of Capital Stock to the extent that such Acquisition or Beneficial or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including, but not limited to, an Acquisition or Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

                              (b) If, prior to the Restriction Termination Date, any Transfer or Acquisition of shares of Preferred Stock (other than a Transfer or Acquisition to which Section 6.8.1(c) applies) (whether or not such Transfer or Acquisition is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Acquiring shares of Preferred Stock in violation of Section 6.8.1(a), then (i) that number of shares of the Preferred Stock of that series or class being Transferred or Acquired that otherwise would cause such Person to violate Section 6.8.1(a) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 6.9, effective as of the close of business on the Business Day prior to the date of such Transfer or Acquisition, and such Person shall acquire no rights in such shares; or (ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent any Person from Acquiring or Transferring Preferred Stock in violation of Section 6.8.1(a), the Transfer or Acquisition of that number of shares of Preferred Stock that otherwise would cause any Person to violate Section 6.8.1(a) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Preferred Stock.

                              (c) If, prior to the Restriction Termination Date, a change in the relationship between two or more Persons (“Preferred Stock Affected Persons”) results in any of such Preferred Stock Affected Persons Beneficially or Constructively Owning shares of Preferred Stock in violation of Section 6.8.1(a) because of the application of Section 318(a) of the Code (as modified by Section 856(d)(5) of the Code) or Section 544 of the Code (as modified by Section 856(h)(1)(B) of the Code) (a “Preferred Stock Constructive Ownership Event”), then that number of shares of Preferred Stock Beneficially or Constructively Owned by the Preferred Stock Affected Persons (rounded up to the nearest whole share) that otherwise would violate Section 6.8.1(a) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 6.9, effective as of the close of business on the Business Day prior to such Preferred Stock Constructive Ownership Event, and such Preferred Stock Affected Person or Persons shall have no rights in such shares.

                              (d) Notwithstanding any other provisions contained herein, prior to the Restriction Termination Date, any Transfer or Acquisition of shares of Preferred Stock (whether or not such Transfer or Acquisition is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Preferred Stock.

                              (e) If, prior to the Restriction Termination Date, any Person Beneficially or Constructively Owns any shares of Preferred Stock in violation of Section 6.8.1(a) (other than as a result of a Transfer or Acquisition to which Section 6.8.1(b) or Section 6.8.1(c) applies), then (i) that number of shares of Preferred Stock of that series or class owned by such Person that cause such Person to violate Section 6.8.1(a) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 6.9, effective as of the close of business on the First REIT Taxable Year, and such Person shall have no rights in such shares as of the first Business Day of the First REIT Taxable Year or (ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent any Person from Beneficially or Constructively Owning Preferred Stock in violation of Section 6.8.1(a), the ownership of that number of shares of Preferred Stock, as of the date hereof, that otherwise would cause any Person to violate Section 6.8.1(a) shall be void ab initio, and such Person shall have no rights in such shares of Preferred Stock as of the first Business Day of the First REIT Taxable Year.

                    Section 6.8.2 Remedies for Breach. If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 6.8.1 or that a Person intends to Acquire or has attempted to Acquire Beneficial or Constructive Ownership of any shares of Preferred Stock in violation of Section 6.8.1 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers or, in the case of an event other than a Transfer, Beneficial or Constructive Ownership, in violation of Section 6.8.1 shall automatically result in the transfer to the Trust described above and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

                    Section 6.8.3 Notice of Restricted Transfer. Any Person who Acquires or attempts or intends to Acquire shares of Preferred Stock in violation of Section 6.8.1 or any Person who is a transferee in a Transfer or is otherwise affected by an event other than a Transfer that results in a violation of Section 6.8.1 shall immediately give written notice to the Corporation of such Acquisition, Transfer or other event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Acquisition, Transfer or attempted, intended or purported Acquisition, Transfer or other event on the Corporation’s status as a REIT.

                    Section 6.8.4 Owners Required To Provide Information. Prior to the Restriction Termination Date:

                              (a) every owner of more than five percent (5%) (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the number or value, whichever is more restrictive, of the outstanding shares of Preferred Stock, within 30 days after December 31 of each year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Preferred Stock and other shares of the Capital Stock Beneficially Owned, and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Preferred Stock Ownership Limit; and

                              (b) each Person who is a Beneficial or Constructive Owner of Preferred Stock and each Person (including the stockholder of record) who is holding Preferred Stock for a Beneficial or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

                    Section 6.8.5 Remedies Not Limited. Nothing contained in this Section 6.8 shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT.

                    Section 6.8.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 6.8, Section 6.9, or any definition contained in Article VIII, the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this Section 6.8 or Section 6.9 with respect to any situation based on the facts known to it. In the event Section 6.8 or 6.9 requires an action by the Board of Directors and this Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 6.8 or 6.9 or Article VIII. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), the shares to be affected by the remedies set forth in Section 6.8.1(b), (c) and (e) shall be as follows: (1) if a Person would have (but for the remedies set forth in Section 6.8.1(b), (c) and (e) as applicable) Acquired shares of Preferred Stock in violation of Section 6.8.1(a), such remedies (as applicable) shall apply first to the shares which, but for such remedies, would have been Acquired and actually owned by such Person, second to shares which, but for such remedies, would have been Acquired by such Person and which would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares based upon the relative value of the shares held by each such Person; and (2) if a Person is in violation of Section 6.8.1(a) as a result of an event other than an Acquisition of shares of Preferred Stock by such Person, the remedies set forth in Section 6.8.1(b), (c) or (e) (as applicable) shall apply first to shares which are actually owned by such Person and second to shares which are Beneficially or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares based upon the relative value of the shares held by each such Person.

                    Section 6.8.7 Exceptions.

                              (a) Subject to Section 6.8.1(a)(iii), the Board of Directors of the Corporation, in its sole discretion, may exempt a Person from the limitations set forth in Sections 6.8.1(a)(i) or (ii), as the case may be, if: (A) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial or Constructive Ownership of such shares of Preferred Stock will result in the Corporation failing to satisfy the requirement of Section 856(a)(6) of the Code (taking into consideration Section 856(h)(2) of the Code) or otherwise failing to qualify as a REIT; (B) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact; and (C) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 6.8.1 through 6.8.6) will result in such shares of Preferred Stock being automatically transferred to a Trust in accordance with Section 6.8.1. Solely for purposes of clause (B) above, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors of the Corporation, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT, shall not be treated as a tenant of the Corporation.

                              (b) Prior to granting any exception pursuant to Section 6.8.7(a), the Board of Directors of the Corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

                              (c) Subject to Section 6.8.1(a)(iii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Acquire or Beneficially Own or Constructively Own shares of Capital Stock or securities convertible into or exchangeable for Capital Stock) in excess of the limitations set forth in Sections 6.8.1(a)(i) and (ii), but only to the extent necessary to facilitate such public offering or private placement.

                    Section 6.8.8 Legend. Each certificate for shares of Preferred Stock shall bear substantially the following legend:

“The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially Acquire shares of the Corporation’s Preferred Stock in excess of 5.0% of the number or value, whichever is more restrictive, of the outstanding shares of any class or series of Preferred Stock of the Corporation or Constructively Acquire in excess of 9.9% of the number or value, whichever is more restrictive, of the outstanding shares of any class or series of Preferred Stock of the Corporation; (ii) no Person (other than a Conversion Holder with respect to such holder’s conversion rights) may Beneficially Own shares of the Corporation’s Common Stock in excess of 5.0% of the number or value, whichever is more restrictive, of the outstanding shares of Common Stock of the Corporation or Constructively Own in excess of 9.9% of the number or value, whichever is more restrictive, of the outstanding shares of Common Stock of the Corporation; (iii) no Person may Beneficially Own shares of Capital Stock of the Corporation which has an aggregate value in excess of 5.0% of the value of the total outstanding shares of Capital Stock of the Corporation or Constructively Own shares of Capital Stock of the Corporation which have an aggregate value in excess of 9.9% of the value of the total outstanding shares of Capital Stock of the Corporation; (iv) no Person may Beneficially or Constructively Own Preferred Stock or Common Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (v) no Person may Transfer or Acquire shares of Preferred Stock if such Transfer or Acquisition would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Preferred Stock or Common Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Preferred Stock or Common Stock in excess of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Preferred Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.

In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Preferred Stock on request and without charge.”

          Section 6.9 Transfer of Preferred Stock in Trust.

                    Section 6.9.1 Ownership in Trust. Upon any purported Transfer, Acquisition, or other event described in 6.8.1(b) or (c) that may result in a transfer of shares of Preferred Stock to a Trust, such shares of Preferred Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer, Acquisition, or other event that results in the transfer to the Trust pursuant to Section 6.8.1. The Trustee shall be appointed by the Corporation and shall be a Person who is not an Affiliate of the Corporation, any Purported Beneficial Transferee, or any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 6.9.6.

                    Section 6.9.2 Status of Shares Held by the Trustee. Shares of Preferred Stock held by the Trustee shall be issued and outstanding shares of Capital Stock. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

                    Section 6.9.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends with respect to shares of Preferred Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Preferred Stock have been transferred to the Trustee shall be paid with respect to such shares of Preferred Stock to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee shall have no voting rights with respect to shares held in the Trust and, subject to applicable law, any vote cast by a Purported Record Transferee prior to the discovery by the Corporation that the shares of Preferred Stock have been transferred to the Trustee will be rescinded as void and shall be recast in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary.

                    Section 6.9.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Preferred Stock have been transferred to the Trust, the

Trustee of the Trust shall sell the shares held in the Trust to one or more persons, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 6.8.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 6.9.4. The Purported Record Transferee shall receive the lesser of (1) the price paid by the Purported Record Transferee for the shares or, if the Purported Record Transferee did not give value for the shares (through a gift, devise or other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Preferred Stock have been transferred to the Trustee, such shares are sold by a Purported Record Transferee then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such shares that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 6.9.4, such excess shall be paid to the Trustee upon demand.

                    Section 6.9.5 Purchase Right in Stock Transferred to the Trustee. Shares of Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 6.9.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee.

                    Section 6.9.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Preferred Stock held in the Trust would not violate the restrictions set forth in Section 6.8.1(c) in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

ARTICLE VII

GENERAL REIT PROVISIONS

          Section 7.1 Termination of REIT Status. The Board of Directors of the Corporation shall take no action to terminate the Corporation’s status as a REIT until such time as (i) the Board of Directors adopts a resolution recommending that the Corporation terminate its status as a REIT, (ii) the Board of Directors presents the resolution for consideration at an annual or special meeting of the stockholders and (iii) such resolution is approved by the vote of holders of a majority of the shares entitled to be cast on the matter.

          Section 7.2 Exchange or Market Transactions. Nothing in Article VI or this Article VII shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of Article VI or this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in Article VI and this Article VII.

          Section 7.3 Severability. If any provision of Article VI or this Article VII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE VIII

CERTAIN DEFINITIONS

                    Unless the context otherwise requires, the terms defined in this Article VIII shall have, for all purposes of this Charter, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

                    Acquire. The term “Acquire” shall mean the acquisition of Beneficial Ownership or Constructive Ownership of shares of Capital Stock by any means including, without limitation, a Transfer, the exercise of or right to exercise any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner or Constructive Owner, as defined below. The term “Acquisition” shall have the correlative meaning.

                    Affiliate. The term “Affiliate” shall mean any Person in control of, under control of, or under common control with, another Person. For purposes of the foregoing, “control”, with respect to any Person, means the possession, directly or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

                    Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean not more than 5.0% (in value) of the aggregate of the outstanding shares of Capital Stock. The number and value of shares of the outstanding shares of Capital Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

                    Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person who is or would be an actual owner of such shares of Capital Stock or who is or would be treated as a constructive owner of such shares through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code (except where expressly provided otherwise). The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

                    Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

                    Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

                    Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 6.7.6 or Section 6.9.6 each of which shall be an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

                    Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

                    Common Stock Affected Persons. The term “Common Stock Affected Persons” shall have the meaning set forth in Section 6.6.1(c) herein.

                    Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean not more than 5.0% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation. The number and value of outstanding shares of Common Stock of the Corporation shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes.

                    Common Stock Constructive Ownership Event. The term “Common Stock Constructive Ownership Event” shall have the meaning set forth in Section 6.6.1(c).

                    Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person who is or would be an actual owner of Capital Stock or who is or would be treated as a constructive owner of such shares through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

                    Conversion. The term “Conversion” shall mean a conversion of shares of Preferred Stock into shares of Common Stock, as provided in any applicable provisions hereof or any articles supplementary governing any class or series of the outstanding Preferred Stock.

                    Conversion Holder. The term “Conversion Holder” shall mean any Person who is the Beneficial or Constructive Owner of shares of Common Stock in excess of the Common Stock Ownership Limit by reason of the Conversion of (or the right to convert) shares of Preferred Stock into shares of Common Stock.

                    Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors of the Corporation.

                    NYSE. The term “NYSE” shall mean the New York Stock Exchange.

                    Person. The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

                    Preferred Stock Affected Persons. The term “Preferred Stock Affected Persons” shall have the meaning set forth in Section 6.8.1(c) herein.

                    Preferred Stock Constructive Ownership Event. The term “Preferred Stock Constructive Ownership Event” shall have the meaning set forth in Section 6.8.1(c).

                    Preferred Stock Ownership Limit. The term “Preferred Stock Ownership Limit” shall mean not more than 5.0% (in value or in number of shares, whichever is more restrictive) of any class or series of the outstanding Preferred Stock of the Corporation. Notwithstanding the foregoing, if the Corporation issues additional series of Preferred Stock, the Board of Directors of the Corporation may increase or decrease the Preferred Stock Ownership Limit for any such additional series of Preferred Stock when issued, provided such action does not jeopardize the Corporation’s status as a REIT. The number and value of outstanding shares of any class or series of the outstanding Preferred Stock of the Corporation shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes.

                    Purported Beneficial Transferee. The term “Purported Beneficial Transferee” shall mean, with respect to any purported Transfer or Acquisition which results in a transfer to a Trust, as provided in Section 6.7 or Section 6.9, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Capital Stock if such Transfer or Acquisition had not violated the provisions of Sections 6.6.1 or 6.8.1. The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

                    Purported Record Transferee. The term “Purported Record Transferee” shall mean, with respect to any purported Transfer or Acquisition which results in a transfer to a Trust, as provided in Section 6.7 or Section 6.9, the Person who would have been the record holder of the Capital Stock if such Transfer or Acquisition had not violated the provisions of Sections 6.6.1 or 6.8.1. The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

                    REIT. The term “REIT” shall mean a real estate investment trust within the meaning of Section 856 of the Code.

                    Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day on which the Corporation determines pursuant to Section 7.1 hereof that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers and Acquisitions of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

                    Transfer. The term “Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock, including without limitation, (i) the granting of any option or entering into any agreement for the sale transfer or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock, in each case whether voluntary or involuntary, whether of record or Beneficially or Constructively Owned (including without limitation Transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Capital Stock), and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

                    Trust. The term “Trust” shall mean each of the trusts provided for in Sections 6.7.1 and 6.9.1.

                    Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation, or the Purported Beneficial Transferee, or the Purported Record Transferee, that is appointed by the Corporation to serve as trustee of the Trust.

          SECOND: The Corporation hereby further amends its charter as currently in effect by renumbering Article VII as Article IX and Article VIII as Article X.

          THIRD: The amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

          FOURTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

Dated: August 1, 2001

/s/ Randi Young Filip

Secretary

/s/ Leo Liebowitz

President

          GETTY REALTY CORP.

          CORPORATE

          SEAL

          MARYLAND